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                                          ALLEGHENY ENERGY SOLUTIONS,
                                          BALANCE SHEET
                                          As of September 30, 1997



    Assets
    Current assets:
       Cash                                                     $1,000
       Other                                                   519,904
                                                               520,904
    Deferred charges:
       Other                                                   102,293


              Total Assets                                    $623,197

    Capitalization and Liabilities
    Capitalization:
       Common stock                                             $1,000
       Other paid-in capital                                     4,321
       Retained earnings                                      (965,535)
                                                              (960,214)
    Current liabilities:
       Accounts payable - Affiliated                           320,191
       Accounts payable - Other                              1,263,220
                                                             1,583,411

              Total Capitalization and Liabilities            $623,197


                                          Unaudited